Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this General Form for Registration of Securities on Form 10 of our report dated July 17, 2009 relating to the consolidated financial statements of Renewable Fuel Corp (A Development Stage Company) as of and for the year ended September 30, 2008.

PMB HELIN DONOVAN, LLP
Austin, TX
July 17, 2009